Explanation of Responses:
1.	This Form 4 is filed on behalf of Matthew Lindenbaum, Bennett Lindenbaum, Basswood Capital Management, L.L.C., Basswood Financial Fund, LP (“BFF”), Basswood Financial Fund, Inc. (“BFF, Inc.”), Basswood Opportunity Fund, Inc. (“BOF”), Basswood Financial Long Only Fund, LP (“BLOF”), Basswood Opportunity Partners, LP (“BOP”), Basswood Enhanced Long Short Fund, LP, (“BELS”) and BCM Select Equity I Master, Ltd. (“BCM” and together with BFF, BFF, Inc., BOF, BLOF, BOP, and BELS the “Funds”) (collectively, the “Reporting Persons”). Basswood Capital Management, L.L.C. is the investment manager or adviser to the Funds and a managed account and may be deemed to have a pecuniary interest in the Common Stock directly held by BOF, BFF, Inc., and BCM and held in the managed account. Matthew Lindenbaum and Bennett Lindenbaum are the managing members of Basswood Capital Management, L.L.C. and may be deemed to have a pecuniary interest in the Common Stock directly held by the Funds and held in the managed account, and also directly hold shares of Common Stock. Basswood Capital Management, L.L.C. and the Funds disclaim beneficial ownership of the shares held directly by Matthew Lindenbaum and Bennett Lindenbaum. Basswood Capital Management, L.L.C. also disclaims beneficial ownership of the shares held by BFF, BLOF, BOP and BELS. Each Fund disclaims beneficial ownership of the shares held directly by each other Fund and the managed account. Matthew Lindenbaum and Bennett Lindenbaum each disclaim beneficial ownership of the shares held directly by the other.
2.	Common Stock held directly by Basswood Opportunity Partners, LP.
3.	Common Stock held directly by Basswood Financial Long Only Fund, LP.
4.	Common Stock held directly by Basswood Financial Fund, Inc..
5.	Common Stock held directly by Basswood Opportunity Fund, Inc.
6.	Common Stock held directly by Basswood Enhanced Long Short Fund, LP.
7.	Common Stock held directly by Basswood Financial Fund, LP.
8.	Common Stock held directly by BCM Select Equity I Master, Ltd.
9.	Common Stock held directly by a separate account managed by Basswood Capital Management, L.L.C.
10.	Common Stock held directly by Matthew Lindenbaum.
11.	Common Stock held directly by Bennett Lindenbaum.